UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2007

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1110 Spring Street Silver Spring, MD		20910
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On February 20, 2007, United Therapeutics Corporation (the “Company”) issued a press release setting forth its earnings for the Company’s quarterly fiscal period and year ended December 31, 2006.

The press release contains certain financial measures that do not comply with generally accepted accounting principles in the United States (“GAAP”).  Such measures supplement the Company’s financial results prepared in accordance with GAAP.  The Company believes such non-GAAP pro forma measures contained in the press release are meaningful to investors because they help investors understand the impact of: (1) employee stock option expense resulting from the adoption of SFAS 123(R); and (2) the HeartBar® trade name write down on the Company’s financial results for the three- and twelve-month periods ended December 31, 2006 and aid investors in comparing the Company’s financial results for such periods to the financial results of the comparable periods in 2005.  The presentation of these non-GAAP financial measures is not to be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP.

A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.  Exhibits

This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated February 20, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: February 20, 2007	By:	/s/ Paul A. Mahon
Name: Paul A. Mahon
Title: General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press release dated February 20, 2007